UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2011, we entered into a Controlled Equity OfferingSM sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as agent and/or principal, pursuant to which we may issue and sell shares of our common stock par value $0.0001 per share, having an aggregate gross sales price of up to $20.0 million. On April 10, 2013, we amended the Sales Agreement, or the Amendment, primarily to provide for an increase of $30.0 million in the aggregate gross sales price under the Sales Agreement.

Under the Sales Agreement, as amended, Cantor may sell our common stock by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Stock Market on any other existing trading market for the Common Stock or to or through a market maker. In addition, under the Sales Agreement, as amended, Cantor may sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time.

We will pay Cantor a commission rate of 3.0% of the gross sales price per share of any common stock sold through Cantor as agent under the Sales Agreement, as amended. Cantor has entered into a fee sharing agreement with Cowen and Company, LLC, or Cowen, pursuant to which Cowen will be entitled to receive one-third (1/3) of the net commissions payable to Cantor solely with respect to the additional up to $30.0 million of shares of our common stock that may be sold under the Sales Agreement, as amended, in consideration for Cowen’s services to us as a financial advisor under the Sales Agreement, as amended. Other than serving as a financial advisor to us, Cowen will have no other obligation or responsibility in connection with the sale of our common stock under the Sales Agreement, as amended. We also have provided Cantor with customary indemnification and contribution rights.

Under the terms of the sales agreement, we also may sell shares of our common stock to Cantor, as principal for its own account, at a price negotiated at the time of sale. If we sell shares to Cantor in this manner, we will enter into a separate agreement setting forth the terms of any such transactions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2011 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. This Current Report on Form 8-K also incorporates by reference the Amendment into our shelf registration statement on Form S-3 (File No. 333-166366) previously filed with the Securities and Exchange Commission.

The opinion of our counsel regarding the validity of the Common Stock that will be issued pursuant to the Sales Agreement, as amended, also is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment to Sales Agreement, dated August 11, 2011, between Sunesis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co., dated April 10, 2013.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.
Dated: April 10, 2013
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Amendment to Sales Agreement, dated August 11, 2011, between Sunesis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co., dated April 10, 2013.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).